UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 18, 2015

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction
of Incorporation)

000-49728	87-0617894
(Commission File Number)	(I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 18, 2015, Deutsche Lufthansa AG (“Lufthansa”) announced its intention to commence an incentive offer (the “offer”) for its Lufthansa Malta Blues LP notes issued in 2012 and due 2017 (the “notes”).
The notes are exchangeable into up to 46.7 million shares of common stock of JetBlue Airways Corporation (“JetBlue”) at the option of the noteholders. Lufthansa is offering noteholders a cash payment to incentivize the early tender and exchange of the notes. Lufthansa expects the tender offer to expire on or about March 17, 2015. To the extent the tender offer is successful, Lufthansa will be transferring a corresponding number of the JetBlue shares that it owns to noteholders.  If the offer is fully successful, Lufthansa will transfer all of the JetBlue shares that it owns and if the offer is withdrawn, partially successful or is otherwise unsuccessful, Lufthansa will continue to be the legal owner of all or a portion of its shares of JetBlue common stock.
There is no assurance as to whether any or all of the noteholders will accept this offer. JetBlue is not responsible for, or participating in, the offer to noteholders other than certain obligations with respect to registration rights relating to the shares of JetBlue common stock that will be transferred to noteholders. JetBlue will not have any cash obligations or issue any new shares in connection with the offer. JetBlue did not receive any of the proceeds from the sale of the notes and will not receive any financial benefit from the offer. Lufthansa’s offer to its noteholders to exchange their bonds for JetBlue shares is at the option of the noteholders and there is no assurance that it will be fully or partially successful.
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FORWARD-LOOKING INFORMATION

This Item 7.01 Current Report on Form 8-K (or otherwise made by JetBlue or on JetBlue’s behalf) contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; the spread of infectious diseases; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Although these expectations may change, we may not inform you if they do. Further information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s 2014 Annual Report on Form 10-K. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: February 18, 2015	By:	/s/ Alexander Chatkewitz
Vice President, Controller and Chief Accounting Officer (principal accounting officer)